Exhibit 10.12 FORM OF NON-QUALIFIED STOCK OPTION AWARD (this “Award”) dated as of the Date of Grant set forth on the Certificate of Grant to which this Award is attached (the “Grant Date”) between Aramark (formerly known as ARAMARK HOLDINGS CORPORATION), a Delaware corporation (the “Company”), and the Participant set forth on the Certificate of Grant of the Options attached to this Award and made a part hereof (the “Certificate of Grant”). WHEREAS, the Company, acting through the Committee (as such term is defined in the Plan) or a subcommittee thereof, has agreed to grant to the Participant, as of the Grant Date, an option under the Company Amended and Restated 2013 Stock Incentive Plan (as may be amended, the “Plan”) to purchase a number of shares of Common Stock on the terms and subject to the conditions set forth in this Award, the Certificate of Grant and the Plan. NOW, THEREFORE, in consideration of the promises and agreements contained in this Award: Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Award as if set forth herein in their entirety. In the event of a conflict between any provision of this Award and the Plan, the provisions of the Plan shall control. A copy of the Plan has been provided to the Participant. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan and the Certificate of Grant. Section 2. Option Award; Exercise Price; Exercise of Vested Option. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Award, the Company hereby grants to the Participant the option to purchase the number of Shares set forth on the Certificate of Grant (the “Option”), at the Exercise Price equal to the Exercise Price as set forth on the Certificate of Grant. Upon any exercise of any portion of any Vested Options, the payment of the Exercise Price may be made, at the election of the Participant, in any manner specified under Section 7(d) of the Plan, as such section is in effect on the Grant Date. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code. Section 3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the Expiration Date set forth on the Certificate of Grant, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 13 of the Plan) or this Award. Section 4. Vesting. Subject to the Participant’s not having a Termination of Relationship and except as otherwise set forth in Section 7 hereof, the Options shall become non-forfeitable and exercisable (any Options that shall have become non-forfeitable and exercisable pursuant to this Section 4, the “Vested Options”) as follows: (a) in such percentages as on such dates as set forth on the Certificate of Grant of this Award under “Vesting Schedule”; or (b) in the event of a Termination of Relationship as a result of the Participant’s death, Disability, or Retirement (other than a “Retirement with Notice” as defined below) (each, a “Special Termination”), the installment of Options scheduled to vest on the next Vesting Date immediately following such Special Termination shall immediately become Vested Options, and the remaining Options which are not then Vested Options shall be forfeited; (c) upon a Termination of Relationship as a result of the Participant’s Retirement with Notice, the installment of Options scheduled to vest on the next two Vesting Dates (or one Vesting Date if there is only one remaining Vesting Date) following such Retirement with Notice shall remain outstanding and become Vested Options on such future Vesting Date(s), and the remaining Options which are not then Vested Options shall be forfeited; https://www.sec.gOv/Archives/edgar/data/1584509/000158450920000230/ex10108-formofnonxqual.htm 1/8